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                                                                    EXHIBIT 10.9

                             GOLF COURSE AGREEMENT


         This Golf Course Agreement is made as of the 10th day of July, 1996 by and between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership ("HHP"), Summerlin Corporation, a Delaware corporation and Tournament Players Club at Summerlin, Inc., a Nevada corporation ("TPC").

                                    RECITALS

         A. HHP is constructing an eighteen hole championship golf course which is commonly referred to as "The TPC at The Canyons" golf course (the "Canyons Golf Course"). The Canyons Golf Course is located on the real property described on Attachment "A" hereto (the "Golf Course Property").

         B. Upon completion of the Canyons Golf Course, TPC will be the operator of the Canyons Golf Course pursuant to the terms of that certain Operating Agreement dated April 27, 1989 by and between TPC and Summa International Corporation ("SIC") as predecessor in interest to Summerlin Corporation.

         C. HHP also owns and TPC operates an existing eighteen hole championship golf course in the vicinity of the Canyons Golf Course commonly known as the "TPC at Summerlin" (the "Stadium Course") which is the home course of the Las Vegas Invitational PGA TOUR tournament (the "LVI").

         D. TPC is an indirect wholly owned subsidiary of PGA TOUR, Inc., a Maryland corporation ("PGA TOUR").

         E. HHP intends to sell the property immediately adjacent to the Golf Course Property which is described on Attachment "B" hereto (the "Resort Parcel") to a third party for development by such third party in compliance with a general plan of development acceptable to HHP.

         F. The development on the Resort Parcel is intended to consist of a resort style hotel and gaming casino (the "Resort"). The third party operator to whom HHP sells the Resort Parcel is hereinafter referred to as the "Resort Operator".

         G. HHP desires that the Resort Operator have the right to select preferred starting times and other preferential accommodations at the Canyons Golf Course in connection with the operation and marketing of the Resort consistent with the terms of this Agreement and that such right run with the land to the benefit of the Resort Operator.

         H. TPC has the right to acquire the Golf Course Property and the Canyons Golf Course pursuant to the terms of that certain Basic Agreement dated April 27,1989 by and between TPC and Summa International Corporation and that certain Option Agreement dated __________ by and between TPC and Summa International Corporation.

                                   AGREEMENT

         ARTICLE 1.      PREFERRED STARTING TIMES

         1.1 Except as otherwise provided in this Agreement, TPC agrees that Resort Operator will have the right to select and market a portion of the starting times at the Canyons Golf Course as follows:

         (a) For purposes of this Agreement all unreserved starting times for play at the Canyons Golf Course will be deemed to be in one of two "pools": the "Resort Pool" and the "Common Pool."

                 (i) Resort Operator shall have the exclusive right to reserve any starting time in the Resort Pool at any time in the manner provided below.



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                 (ii)     Resort Operator may also reserve any starting time in
                 the Common Pool in the same manner and subject to the same terms and conditions which apply, from time to time, to members of the general public. TPC shall have the right to reserve starting times in the Common Pool to any persons including members of the general public upon such terms and conditions as TPC may establish in its discretion from time to time. TPC shall notify Resort Operator of any modification in such terms and conditions applicable to the general public before they take effect

         (b) Resort Operator will reserve starting times by "Booking" (as hereinafter defined) such times with TPC. Booking will be accomplished by delivering a written notice (a "Booking Notice") to the TPC Golf Coordinator (hereinafter defined) on a form that is reasonably acceptable to Resort Operator and TPC. "Booking" shall mean identifying a starting time by date and time of play and specifying on the Booking Notice that such starting time is being reserved by Resort Operator in one of the following three ways:

                 (i) Outing. Resort Operator may, at any time, Book any starting time in the Resort Pool for a golf outing. A "golf outing" shall mean a group of 16 or more players commencing play in consecutive starting times.

                 (ii) Specific Group. Resort Operator may also, at any time, Book any starting time in the Resort Pool for a specific group of two to four persons by identifying at least one person in the group by name.

                 (iii) Guaranty. Resort Operator may also, at any time, Book any starting time in the Resort Pool for one to four persons who are not yet identified as provided in subsection
                 (b)(ii) and are not part of a golf outing as provided in subsection (b)(i); provided, Resort Operator shall in such case guaranty payment of green fees and cart fees for such starting time.

         (c) The number of starting times available in the Resort Pool will initially be as provided in subsection (c)(i) below and such number will diminish as they are Booked by Resort Operator pursuant to this Agreement or as the day of play approaches as follows:

                 (i) With respect to any day that is at least 180 days prior to the day Resort Operator delivers a Booking Notice, 50% of all starting times (or 75% if Resort Operator has exercised the option under Section 2.2) will be in the Resort Pool and 50% will be in the Common Pool. If there are an odd number of starting times available on such day the number in the Common Pool will be one less than the number in the Resort Pool. TPC will not reserve any starting times for any party other than Resort Operator more than 180 days in advance of the day of play except as provided in Section 1.10..

                 (ii) One-half (50%) of the starting times in the Resort Pool that have not been Booked at least 90 days in advance of the day of play will be transferred from the Resort Pool to the Common Pool. All starting times then remaining in the Resort Pool may be Booked by Resort Operator as provided in subsection 1.1(b).

                 (iii) One-half (50%) of the starting times in the Resort Pool that have not been Booked at least 45 days in advance of the day of play will be transferred from the Resort Pool to the Common Pool.

                 (iv) All starting times in the Resort Pool that have not been Booked at least 14 days in advance of the day of play will be transferred from the Resort Pool to the Common Pool.

                 (v) Whenever there are an odd number of starting times in the Resort Pool on a day that Resort Pool times are to be transferred pursuant to (ii), (iii) or (iv) above, the number transferred to the Common Pool will be one less than the number left in the Resort Pool.


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         1.2     The foregoing right to reserve starting times will commence upon and is contingent upon the opening of the Resort.

         1.3 Resort Operator will be responsible for all starting times previously Booked by Resort Operator pursuant to subsections 1.1 (b)(i) and
(b)(ii) and canceled less than seven days in advance of the date of play if not otherwise filled; provided, TPC will use all commercially reasonable efforts to fill such vacated starting times. Resort Operator will pay the green fees and cart fees for such starting times within 30 days of invoice from TPC.

         1.4 All green fees and cart fees will be determined solely by the TPC. The fees charged to Resort Operator's guests will be the same as those charged non-guests (other than the rates charged to Summerlin residents and members of the TPC network and PGA TOUR member professionals). Any discounts or special fee arrangements made available to members of the general public will also be made available to guests of the Resort on substantially the same terms and conditions.

         1.5 TPC shall determine the number of rounds of play at the Canyons Golf Course in its sole discretion. The parties acknowledge that capacity of the course, in order to maintain a quality golf experience, is estimated to be approximately 50,000 rounds, depending on weather conditions. In addition, the parties acknowledge that a decrease in the availability of water as a result of governmental restrictions could limit play on the Canyons Golf Course.

         1.6 TPC will have the right to enter into bill-back arrangements with other hotels for starting times in the Common Pool.

         1.7 TPC will have the right to promote and to market daily fee play of Common Pool starting times in its discretion.

         1.8 TPC and Resort Operator shall each designate to the other, from time to time, an individual responsible for coordination of reservations pursuant to this Agreement. The person designated by TPC (the "TPC Golf Coordinator") will have principal responsibility for ensuring compliance by TPC with the terms of this Agreement. The person designated by Resort Operator (the "Resort Operator Golf Coordinator") will be responsible for coordinating with the TPC Golf Coordinator and will be the only person authorized to deliver Booking Notices; provided that an alternate person may from time to time be designated by Resort Operator to act in the absence of the Resort Operator Golf Coordinator.

         1.9 Resort Operator will use all reasonable efforts to fill out a foursome by grouping together any twosomes or threesomes with other twosomes or unaccompanied players. TPC acknowledges, however, that certain guests of the Resort may object to playing with strangers and it may not always be possible to combine such guests with others to fill out foresomes. TPC may, subject to Resort Operator's consent, fill out foresomes by combining Resort guests with other players. If Resort Operator does not consent to TPC filling out a party or unaccompanied player to make a foursome, Resort Operator will be responsible for the fees that would otherwise be payable for the remaining unused spots in the foresome.

         1.10 The foregoing rights shall be subject to TPC's right to schedule golf outings (a "TPC Outing") on the Canyons Golf Course as follows:

         (a) a TPC Outing shall mean a group of not less than 72 players with a shotgun start prior to 8 a.m. or after 1 p.m.

         (b) TPC will advise Resort Operator of the TPC Outing at least 210 days prior to the day of play.

         (c) TPC Outings shall not be scheduled in the months of February, March, April, May, September, October, or November.

         (d) there will be not more than six (6) TPC Outings in any calendar year without Resort Operator's consent.



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         (e)     any remaining times available on the day of a TPC Outing will be placed in the Resort Pool and will be subject to Resort Operator's Booking rights as set forth in Section 1.1; subject, however, to transfer to the Common Pool in accordance with subsections 1.1 (c)
         (ii), (iii) and (iv).

         (f) any starting times that would have been in the Resort Pool and available for Resort Operator's use but for the effect of this Section
         1.10 will be added to the Resort Pool on another day of Resort Operator's choice in order that the total annual number of Resort Poll starting times shall not be diminished as a result of TPC Outings.

         ARTICLE 2. RESERVATION FEE. In consideration of the preferred starting times and other preferential accommodations at the Canyons Golf Course, Resort Operator will pay to TPC a fee (the "Reservation Fee") as follows:

         2.1 The Reservation Fee will initially be $ 500,000 per year payable in equal quarterly installments due on the first day of each calendar quarter during the term of this Agreement commencing on the earlier of (a) the opening of the Resort or (b) December 31, 1998 (the "Fee Commencement Date"). The Reservation Fee shall be prorated for any partial quarter in which the Fee Commencement Date occurs. The Reservation Fee will increase on the fifth anniversary of the Fee Commencement Date and each successive fifth anniversary of the Fee Commencement Date thereafter by an amount equal to 15% of the amount paid in the preceding five year period. Therefore, by way of example, the Reservation Fee will be $ 500,000 in each of years 1 through 5; $ 575,000 in each of years 6 through 10; $ 661,250 in each of years 11 through 15; and so on: subject, however to the terms of Section 2.2.

         2.2 Resort Operator will have the option to increase the number of preferred starting times by written notice to TPC. Subject to the terms of
Section 2.3 below, following exercise of such option, the number of starting times initially in the Resort Pool under subsection 1. 1 (c)(i) will increase to 75%. Upon exercise of such option, the annual Reservation Fee will increase by $125,000 (the "Fee Adjustment") if the option is exercised prior to the fifth anniversary of the Fee Commencement Date. The amount of the Fee Adjustment will increase on the fifth anniversary of the Fee Commencement Date and each successive fifth anniversary of the Fee Commencement Date thereafter by an amount equal to 15% of the amount of the Fee Adjustment in the preceding five year period. The increased number of starting times and the increased Reservation Fee will become effective ninety (90) days after exercise of such option by Resort Operator. The automatic increases in the Reservation Fee referred to in Section 2.1 shall thereafter be based on the Reservation Fee in effect following exercise of the option.

         2.3     The increased availability of starting times pursuant to
Section 2.2 will be subject to reduction for any reservations made by the TPC relating to this 25% of the starting times prior to exercise of such option. The increased Reservation Fee shall also be reduced proportionately.

         2.4 The obligation of Resort Operator to pay the Reservation Fee is not in any way contingent on Resort Operator's exercise of its right to reserve starting times.

         ARTICLE 3. CASINO MARKETING. In any promotion or advertising by Resort Operator of its relationship with the TPC, (i) no reference will be made that the TPC is associated with a casino or with gambling, (ii) the name and description of the Resort will contain no reference to gambling or the operation of a casino, and (iii) there shall be no use of any PGA TOUR member professional player's name or likeness without the player's written consent. TPC will have right to review all marketing and promotional materials that refer to the TPC in order to ensure compliance with the terms of this Article 3.

         ARTICLE 4.       PGA TOUR TOURNAMENTS.

         4.1 TPC anticipates that a PGA TOUR sanctioned senior tournament (the "Senior Tournament") will be held at the Canyons Golf Course once each year. During the ten (10) day period ending on and including the day following the Senior Tournament (typically a Monday), the Canyons Golf Course will not be available to Resort Operator's guests. TPC may impose other additional reasonable play restrictions in weeks leading up to the Senior Tournament. Resort Operator will have an opportunity to become a sponsor of the

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Senior Tournament subject to such charges and limitations as determined by PGA
TOUR and provided (i) there is not an existing sponsor of the Senior
Tournament, and (ii) there shall be no mention of gambling in connection with such sponsorship without TPC's consent. Resort Operator will be notified of the date of the Senior Tournament for the upcoming year as soon as the schedule is finalized by the PGA TOUR. The Canyons Golf Course will also be closed from time to time for normal agronomic considerations such as overseeding and routine maintenance as required.

         4.2 Resort Operator acknowledges that there will be routine "set-up" and "tear-down" activities customary to professional golf tournaments approximately 6 weeks before and 2 weeks after each Senior Tournament; provided, TPC will use all reasonable efforts to minimize the impact of such activities on normal play of the Canyons Golf Course.

         4.3 Resort Operator agrees to make available up to 150 rooms at the Resort during the Senior Tournament for participants and officials and other persons designated by the PGA TOUR who are connected to the operation of the Senior Tournament. PGA TOUR will notify Resort Operator of the number and dates for rooms at least thirty (30) days in advance of the Senior Tournament and will guaranty all reservations. Rooms will be offered at the Resort's "casino rate" in effect ninety (90) days prior to the Senior Tournament.

         4.4 TPC anticipates that the LVI or another PGA TOUR sanctioned tournament will be held at the Stadium Course once each year, typically in October (the "Stadium Course Tournament"). Notwithstanding the terms of Article 2 hereof, TPC reserves the right to priority access to 50% of the starting times on the Canyons Golf Course for the ten (10) day period ending on and including the day following the Stadium Course Tournament (typically a Monday). Any starting times that would have been in the Resort Pool and available for Resort Operator's use but for the effect of this Section 4.4 will be added to the Resort Pool on another day of Resort Operator's choice in order that the total annual number of Resort Poll starting times shall not be diminished as a result of Stadium Course Tournaments.

         ARTICLE 5.       GOLF OPERATION.

         5.1 Resort Operator may arrange group play subject to the following terms:

         (a) A "group" is defined as 16 or more players commencing play in consecutive starting times.

         (b) Shotgun starts will be limited to groups of 72 players or more. Shotgun starting times must be set prior to 8 a.m. or after 1 p.m. in peak season, which shall be deemed to be February 1 through June 1 and September 1 through December 1. All shotgun starting times will be determined at the discretion of the TPC. All persons participating in a shotgun start will pay the golf fee then in effect as well as a surcharge of $10 (with an annual escalator based on the CPI) per player. Such surcharge will cover the additional costs incurred by the TPC for providing a shotgun start.

         5.2 The Resort Operator, at its option, may also purchase additional golf tournament services from the TPC such as scorecard preparations, scoring assistance, long drive and closest to the pin competitions.

         5.3 The TPC will provide bag storage for guests of Resort Operator. The fee will be charged at a flat rate per day or such other method as agreed to by TPC and Resort Operator. The Resort Operator or the player will be responsible for transportation of clubs to the Canyons Golf Course.

         5.4 Resort Operator will receive at no cost to Resort Operator a network membership with both accompanied and unaccompanied guest privileges to other clubs in the TPC Network. This will allow Resort Operator to entertain meeting planners and other tour group decision makers at TPCs around the country pursuant to applicable club bylaws and rules and regulations and rules then in effect for access to TPC Network Facilities.

         5.5 TPC will use its best efforts to cause PGA TOUR to provide the following at no cost to Resort Operator:



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         (a)     a 15 to 20 minute video prepared by PGA TOUR Productions of a quality similar to the Best Set of Clubs video.

         (b) access to mailings for TPC members and PGA TOUR Partners (so long as such program is in existence). Although PGA TOUR will not share its mailing lists, TPC will use its best efforts to cause PGA TOUR to include Resort Operator's materials in an annual special mailing with Resort Operator responsible for any additional costs.

         (c) promotional exposure in ON TOUR magazine (so long as it is published) and television exposure on "Inside the PGA TOUR" (so long as it is televised).


         ARTICLE 6.        AGREEMENT RUNS WITH THE LAND

         6.1 This Agreement touches and concerns the real property described herein as the Golf Course Property and the Resort Parcel and runs with the land binding on the successors in title of the Golf Course Property and for the benefit of the owners of the Resort Parcel and their respective successors and assigns.

         6.2 The parties agree to record a memorandum of this Agreement in the form of Attachment "C" hereto. In the event this Agreement is terminated for any reason the parties agree to record a memorandum of termination.

         ARTICLE 7.        DEFAULT AND REMEDIES

         7.1 Resort Operator's Default. The Resort Operator shall be in default under this Agreement upon the happening of any of the following events or conditions ("Events of Default"):

         (a) Failure of Resort Operator to make any payment required by this Agreement when due. In such event, TPC shall deliver to Resort Operator a notice of default and Resort Operator shall have ten days to cure such default, except, however, no notice of default and no opportunity to cure shall be required if during any six month period TPC has already sent one notice to Resort Operator concerning nonpayment or late payment under this Agreement.

         (b) Failure of Resort Operator to perform any other obligation contained in this Agreement within ten days after notice from TPC specifying the nature of the default or, if the default cannot be cured within ten days, failure within such time to commence and pursue curative action with reasonable diligence.

         (c) Any representation, warranty, certification or statement made or furnished to TPC herein or in any other document by or on behalf of Resort Operator proves to have been untrue in any material respect when made or furnished.

         (d) The commencement by Resort Operator of a voluntary case under the federal bankruptcy laws or under other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Resort Operator in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment or the consent by Resort Operator to the appointment of a receiver, trustee, or custodian of Resort Operator or of any of Resort
         Operator's property; an assignment for the benefit of creditors by Resort Operator or Resort Operator's failure generally to pay its debts as such debts become due.

         (e) The making or suffering by Resort Operator of a fraudulent transfer under applicable federal or state law; concealment by Resort Operator of any of its property from creditors; the making or suffering by Resort Operator of a preference within the meaning of the federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Resort Operator.



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         7.2     TPC's Default.  The TPC shall be in default under this
Agreement upon the happening of any of the following events or conditions ("Events of Default"):

         (a) TPC fails in a material way to honor the Resort Operator's request for reservation of starting times in accordance with the terms of Article 1. In the event of any such failure, Resort Operator shall deliver to TPC a notice of default specifying the particulars of such default such as the times and guests involved in such failures. TPC shall not be deemed to be in default if no subsequent failure occurs at any time during the three month period following such notice to TPC.

         (b) Failure of TPC to maintain the Canyons Golf Course as a first class eighteen hole championship golf course. In the event of any such failure, Resort Operator shall deliver to TPC a notice of default specifying the particulars of such failure to maintain and TPC shall have ten days to cure such default.

         7.3     TPC's Remedies.

         (a) Nonpayment of the Reservation Fee. When any Event of Default in payment of the Reservation Fee by the Resort Operator has occurred, and is continuing, TPC may, as its sole and exclusive remedy, declare this Agreement to be in default and terminate this Agreement and the term hereof upon written notice to Resort Operator and proceed by appropriate action to recover all amounts then due and payable by Resort Operator to TPC hereunder and the costs and expenses incurred by TPC arising from such Event of Default including, without limitation, reasonable attorneys' fees and expenses. The foregoing remedy is intended and agreed to be the exclusive remedy in law or in equity available to TPC for the breach by Resort Operator of the obligation to pay the Reservation Fee and TPC shall have no other remedy against Resort Operator for such default.

         (b) Other Default. When any Event of Default other than payment of the Reservation Fee by the Resort Operator has occurred, and is continuing, TPC may pursue any remedy available to it at law or in equity.

         7.4 Resort Operator's Remedies. When any Event of Default by the TPC has occurred, and is continuing, Resort Operator may, at is option and without further notice, declare this Agreement to be in default and exercise either (but not both) of the following remedies:

         (a) Terminate this Agreement and the term hereof upon written notice to TPC and proceed by appropriate action to recover all amounts then payable by TPC to Resort Operator hereunder and costs and expenses incurred by Resort Operator arising from such Event of Default including, without limitation, reasonable attorneys' fees and expenses.

         (b) Proceed by appropriate action either at law or in equity to enforce performance by TPC of the applicable covenants of this Agreement, to recover damages and expenses for breach thereof, and costs and expenses incurred by TPC arising from such Event of Default including, without limitation, reasonable attorneys' fees and expenses.

The foregoing remedies are intended and agreed to be the exclusive remedies in law or in equity available to Resort Operator for the breach of this Agreement by TPC and Resort Operator shall have no other remedy against TPC; provided, Resort Operator may bring successive actions for specific performance and petition any court for other additional equitable relief in the event of repeated breach of this Agreement by TPC.




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         ARTICLE 8.         MISCELLANEOUS PROVISIONS

         8.1 Notices. All notices or other communications between HHP and TPC required or permitted hereunder shall be in writing and personally delivered or sent by certified United States mail, return receipt requested, postage prepaid, to the following address (until a notice of change thereof shall have been delivered as provided in this Section):

         If to HHP:

         HOWARD HUGHES PROPERTIES,
         LIMITED PARTNERSHIP
         3800 Howard Hughes Parkway
         Las Vegas, Nevada 89109
         Attention: General Counsel

         If to TPC:

         TPC AT SUMMERLIN, INC.
         1700 Village Center Circle
         Las Vegas, Nevada 89134

         With a copy to:

         PGA TOUR, INC.
         112 TPC Boulevard
         Ponte Vedra Beach, Florida 32082
         Attention: Jim Triola

A notice shall be effective on the date of personal delivery if personally delivered before 5:00 p.m., otherwise on the day following personal delivery, or two (2) business days following the date the notice is postmarked, if mailed.

         8.2 Time of the Essence. Time is of the essence in this Agreement and each and every term and provision hereof.

         8.3 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Nevada.

         8.4 Further Assurances: Survival. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further conveyances, assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.

         8.5 Entire Agreement Amendments. This Agreement, together with the other written agreements referred to herein, is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the parties. As such, this Agreement supersedes any and all prior understandings between the parties, whether oral or written. Any amendments to this Agreement shall be in writing and shall be signed by both parties hereto.

         8.6 No Waiver. A waiver by either party hereto of a breach of any of the covenants or agreements hereof to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions hereof.



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         8.7     Assignment.  Neither TPC nor HHP shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party hereto, provided, HHP shall have the right to assign its interest hereunder without the consent of TPC to any entity under the control of or under common control with HHP and provided further that HHP shall have the right to assign all obligations hereunder to the Resort Operator. In the event the Resort Operator shall assume all obligations of HHP hereunder, HHP shall be relieved of any further obligation to TPC. Notwithstanding such assignment and assumption, HHP shall retain the right to enforce the obligations of TPC hereunder.

         8.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

         8.9 Headings; Exhibits; Cross References. The headings and captions used in this Agreement are for convenience and ease of reference only and shall not be used to construe, interpret, expand or limit the terms of this Agreement. All exhibits attached to this Agreement and the Recitals at the front of this Agreement are incorporated herein by the references thereto contained herein. All references in this Agreement to Sections and Exhibits shall be to Sections and Exhibits of or to this Agreement, unless otherwise specified.

         8.10 Severability. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the full extent permitted by law.

         8.11 Performance of Acts on Business Days. Unless specifically stated to the contrary, all references to days herein shall be deemed to refer to calendar days. In the event that the final date for payment of any amount or performance of any act hereunder falls on a Saturday, Sunday or holiday, such payment may be made or act performed on the next succeeding business day.

         8.12 No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of HHP and TPC and their respective permitted assigns and is not intended and shall not be construed as conferring any benefit on any third party or the general public.

         8.13 Survival. Termination shall not affect the rights or obligations of either party which arise prior to the termination.

         8.14 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

         8.15 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

         8.16 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         8.17 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

         8.18 Titles and Captions. All article, section and paragraph title or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         8.19 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         8.20 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         8.21 Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

         8.22 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         8.23 Term. The term of this Agreement shall commence upon full execution hereof by all parties and will terminate on the ninety-ninth anniversary thereof.

HHP:                                                        TPC:

HOWARD HUGHES PROPERTIES, LIMITED                           TOURNAMENT PLAYERS CLUB AT
PARTNERSHIP, a Delaware limited partnership                 SUMMERLIN, INC., a Nevada corporation

By: THE HOWARD HUGHES CORPORATION, a                        By:  [SIG]
Delaware corporation, its sole general partner                 -----------------------------------
                                                            Title:  President
By: [SIG]                                                         -------------------------------------
   -------------------------------
Title:  Sr. VP
      ----------------------------


SUMMERLIN CORPORATION:

SUMMERLIN CORPORATION, a Delaware
corporation

By:  [SIG]
   -------------------------------
Title: VP & Treasurer
      ----------------------------

                                 ATTACHMENT "A"
                            TO GOLF COURSE AGREEMENT

                      DESCRIPTION OF GOLF COURSE PROPERTY



LOT 2 OF BLOCK A, LOT 4 OF BLOCK B, AND LOT 7 OF BLOCK B AS SHOWN BY MAP THEREOF ON FILE IN BOOK 71, PAGE 13 OF PLATS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN SECTION 25, TOWNSHIP 20 SOUTH, RANGE 59 EAST, AND WITHIN SECTIONS 29 AND 30, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

                                 ATTACHMENT "B"
                            TO GOLF COURSE AGREEMENT

                          DESCRIPTION OF RESORT PARCEL


ALL OF PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 82, PAGE 64 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA LYING WITHIN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 29, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

TOGETHER WITH

ALL OF PARCEL 2 AS SHOWN BY MAP THEREOF ON FILE IN FILE 82, PAGE 64 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA LYING WITHIN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 29 AND THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 30, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

                                 ATTACHMENT "C"
                            TO GOLF COURSE AGREEMENT

                            MEMORANDUM OF AGREEMENT


         The real property described on Schedule "A" attached hereto (the "Golf Course Property") and commonly known as the "TPC at the Canyons" golf course is subject to the terms of that certain Golf Course Agreement dated as of the _____ day of __________, 1996 by and between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership ("HHP"), Summerlin Corporation, a Delaware corporation and Tournament Players Club at Summerlin, Inc., a Nevada corporation ("TPC"). The Golf Course Agreement touches and concerns the Golf Course Property for the benefit of the owners of the real property described on Schedule "B" attached hereto and their respective successors and assigns.




HOWARD HUGHES PROPERTIES, LIMITED
PARTNERSHIP, a Delaware limited partnership

By: THE HOWARD HUGHES CORPORATION, a
Delaware corporation, its sole general partner

By:
   -------------------------------------------

Title:
      ----------------------------------------

                                  SCHEDULE "A"
                      DESCRIPTION OF GOLF COURSE PROPERTY





LOT 2 OF BLOCK A, LOT 4 OF BLOCK B, AND LOT 7 OF BLOCK B AS SHOWN BY MAP THEREOF ON FILE IN BOOK 71, PAGE 13 OF PLATS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN SECTION 25, TOWNSHIP 20 SOUTH, RANGE 59 EAST, AND WITHIN SECTIONS 29 AND 30, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

                                  SCHEDULE "B"
                          DESCRIPTION OF RESORT PARCEL


ALL OF PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 82, PAGE 64 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA LYING WITHIN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 29, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

TOGETHER WITH

ALL OF PARCEL 2 AS SHOWN BY MAP THEREOF ON FILE IN FILE 82, PAGE 64 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA LYING WITHIN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 29 AND THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 30, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA.

                ASSIGNMENT OF RIGHTS UNDER GOLF COURSE AGREEMENT



         This Assignment of Rights under Golf Course Agreement (this "Assignment") is made as of August 15, 1996.


                                R E C I T A L S

         A. Reference is made to that certain Golf Course Agreement (the "Agreement") between Howard Hughes Properties, Limited Partnership, a Delaware limited partnership ("HHP") Summerlin Corporation, a Delaware corporation and Tournament Players Club at Summerlin, Inc., a Nevada corporation ("TPC") dated as of July 10, 1996.

         B. HHP and Summerlin Corporation are hereinafter referred to collectively as "Assignors."

         C. Assignors desire to assign all of their right, title and interest in and to the Agreement to The Resort at Summerlin, Limited Partnership, a Nevada, limited partnership ("Assignee") which is the "Resort Operator" as such term is used in the Golf Course Agreement.

         D. Assignee desires to accept the foregoing assignment and to assume, for the benefit of TPC, all of the duties, covenants and obligations of Assignors arising from and after the date of this Assignment.

         E. TPC has agreed to consent to said assignment, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, and in consideration of the covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors, Assignee and TPC agree as follows:



                                   AGREEMENT


         1       Assignment.  Assignors hereby assign, transfer and set over to
Assignee all of Assignors' right, title and interest in and to the Agreement.

         2. Acceptance. Assignee hereby accepts the foregoing assignment, and hereby specifically agrees, represents and warrants, for the use and benefit of TPC, that it has assumed all of the duties, covenants and obligations of Assignors under the Agreement arising from and after the date of this Assignment.

         3. TPC's Consent. TPC does hereby consent to the foregoing assignment and acceptance, and does hereby release Assignors from their respective duties, covenants and obligations under the Agreement.

         4. HHP's Continuing Rights. Notwithstanding such assignment and assumption, HHP hereby retains the right to enforce the obligations of TPC under the Agreement.

         5. Counterparts. This Assignment may be executed in several counterparts and all so executed shall constitute one Assignment, binding on all the parties hereto even though all the parties are not signatories to the original or the some counterpart.

         IN WITNESS WHEREOF, the undersigned have affixed their signatures hereto as of the 15th day of August, 1996.


ASSIGNEE:                                    ASSIGNORS:
---------                                    ----------
THE RESORT AT SUMMERLIN, LIMITED             HOWARD HUGHES PROPERTIES,
PARTNERSHIP, a Nevada limited                LIMITED PARTNERSHIP HUGHES
partnership                                  PROPERTIES, LIMITED PARTNERSHIP, a
                                             Delaware limited partnership

By its general partner: The Resort at
Summerlin, Inc., a Nevada corporation        By its general partner: THE HOWARD
                                             HUGHES CORPORATION, a Delaware
                                             corporation
By:    [SIG]
   -----------------------------------
Title:  Senior Vice President                By:    [SIG]
      --------------------------------          ------------------------------
                                             Title: Executive Vice President
                                                   ---------------------------
TPC:
----
TOURNAMENT PLAYERS CLUB AT                   SUMMERLIN CORPORATION, a Delaware
SUMMERLIN INC., a Nevada corporation         corporation

By:   [SIG]                                  By:   [SIG]
   -----------------------------------          ------------------------------
Title:  President                            Title:  Senior Vice President
      --------------------------------             ---------------------------



         ESCROW HOLDER hereby acknowledges receipt of this Assignment of Rights Under Agreement for the Purchase and Sale of Real Property and agrees to act in accordance with any amendments contained herein.


                                             NEVADA TITLE COMPANY, a Nevada
                                             corporation


                                             By:   [SIG]
                                                -----------------------------

                                             Title:  Escrow Officer
                                                   --------------------------



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